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                                      EXHIBIT 99

                                    PRESS RELEASE


  FOR IMMEDIATE RELEASE:

CONTACT: Jack Kohler, Vice President and CFO
         (612) 544-1260


                           CHOICETEL COMMUNICATIONS, INC.
                         TO ACQUIRE SINE COMMUNICATIONS, INC.

MINNEAPOLIS, MN. -ChoiceTel Communications (NASDAQ -PHON) announced today that it has signed a letter of intent to acquire Sine Communications of Albany, New York. Terms were not disclosed. Sine operates a system of approximately 300 pay phones in New York, Pennsylvania and Massachusetts. The Company expects to close the transaction in February 1998, upon completion of its due diligence review and the signing of a definitive agreement.

Jeff Paletz, President of ChoiceTel, stated "We believe this acquisition strategically positions the Company to compete for accounts in the northeastern states, including Connecticut which only recently allowed independent pay phone providers to operate there."

ChoiceTel Communications, Inc., based in Plymouth, Minnesota, is the state's largest independent pay phone provider and owns and operates approximately 3,500 pay phones in 10 states.